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                                                                     EXHIBIT 5.1




                                 July 16, 1997


Friede Goldman International Inc.
52 E. Capitol Street
Suite 402
Jackson, Mississippi 39201

Gentlemen:

     We have acted as counsel for Friede Goldman International Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to an aggregate of 5,364,750 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"). The Shares include 2,650,000 shares being offered by the Company, 2,015,000 shares being offered by certain selling stockholders and 669,750 shares of Common Stock being offered by the Company which may be sold pursuant to an over-allotment option granted to the Underwriters named in the Registration Statement.

     As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when sold in the manner described in the Registration Statement, will be legally issued and constitute fully paid and nonassessable shares of Common Stock.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus without admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                            Very truly yours,


                                              ANDREWS & KURTH L.L.P.